UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2007 (May 1, 2007)

GOLDLEAF FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	000-25959	62-1453841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9020 Overlook Boulevard, Third Floor, Brentwood, Tennessee 37027
(Address of principal executive offices)

615-221-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.01 of this current report on Form 8-K are incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 1, 2007, Goldleaf Financial Solutions, Inc. (“Goldleaf” or the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with DataTrade L.L.C. (“DataTrade”), Colin McAllister, Clay Hamlet and Donald Murphy. Pursuant to the Agreement, the Company agreed to acquire substantially all the assets of DataTrade associated with its business of providing software products related to remote deposit and checkscan, remittance and lockbox, voice and speech recognition, document and report management, data conversion and related services to financial institutions and other commercial businesses (the “Acquisition”). The Acquisition closed simultaneously with the execution of the Agreement. The purchase price for the Acquisition was composed of (i) $5,700,000 (as adjusted from $6,000,000 based on the net working capital of the acquired business at closing), of which $250,000 was escrowed until May 15, 2008, and (ii) an earnout based on the EBITDA of the acquired business over the next two years. The Agreement contains customary representations, warranties, covenants, and indemnification for breaches of representations and warranties. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference. Funding for the Acquisition was provided through the Company’s existing credit facility with Bank of America, N.A., The People’s Bank of Winder, and Wachovia Bank, N.A.

Item 8.01. Other Events.

On May 1, 2007, Goldleaf issued a press release announcing the Acquisition. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Number	Exhibit

	10.1	Asset Purchase Agreement dated May 1, 2007 by and among Goldleaf Financial Solutions, Inc., DataTrade L.L.C., Colin McAllister, Clay Hamlet and Donald “Matt” Murphy.
	99.1	Press Release dated May 1, 2007.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDLEAF FINANCIAL SOLUTIONS, INC.

		By:	/s/ Michael Berman
		Name:	Michael Berman
		Title:	General Counsel and Secretary

Date:	May 3, 2007